Exhibit 10.15

AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of January 10, 2011 (the “Amendment”), by and among Shiner International, Inc., a Nevada corporation, with headquarters located at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125 (the ”Company”), and the investors listed on the Schedule of Investors attached hereto (individually, a “Investor” and collectively, the “Investors”), hereby amends the Securities Purchase Agreement,  dated as of December 28, 2010 (the “Original Agreement”), by and among the Company and the Investors. (Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Agreement.)

WHEREAS, Section 6 of the Original Agreement provides certain anti-dilution protections for the Investors in the event that the Company issues or sells (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock at a price per share that is less than the price per share of Common Stock purchased pursuant to the Original Agreement (which, for this purpose, shall be determined using the per Unit price);

WHEREAS, pursuant to the rules and regulations of the NASDAQ Stock Market, the Company is prohibited from selling, issuing or potentially issuing common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance of securities in a private placement for less than the greater of book or market value absent prior shareholder approval; and

WHEREAS, under Section 6 as set forth in the Original Agreement, the Company may potentially issue common stock in contradiction of such rules and regulations, which the Company and the Investors expressly did not intend;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Investors agree to amend Section 6 of the Original Agreement to read in full as follows (new language set forth in italics):

6.           ANTI-DILUTION.  If the Company shall at any time or from time to time (the “New Issue Date”) prior to the date that is 18 months after the date of this Agreement issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock at a price per share (the “New Issue Price”) that is less than the price per share of Common Stock purchased pursuant to this Agreement (which, for this purpose, shall be determined using the per Unit price)  (the “Original Issue Price”) (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to (x) the sum of the price paid for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Company shall issue and sell to the Investors that purchased Common Stock issued and sold pursuant to this Agreement at a price of $0.001 per share, a number of shares of Common Stock equal to the difference of (i) the number of shares of Common Stock which the aggregate Original Issue Price paid for the shares of Common Stock held by such Investor on the New Issue Date would have purchased on the Closing Date at the New Issue Price, and (ii) the number of shares of Common Stock held by such Investor on the New Issue Date. For purposes of any subsequent anti-dilution adjustment for the benefit of the Investors, the Original Issue Price shall be deemed to be the New Issue Price then in effect prior to any such subsequent adjustment.

The Company and the Investors hereby agree that in no event shall the Company issue such number of securities under this Section 6 as will result in the total aggregate issuance to the Investors of more than 19.9% of the total securities outstanding on the date immediately preceding the Closing Date (the "Maximum Issuance Amount").  In the event that the Company issues additional securities during the 18 month period set forth in Section 6 that would otherwise entitle the Investors to receive additional securities under the Agreement, the Company shall reduce the aggregate number of additional securities to be issued on a pro rata basis to each Investor, such that the total aggregate securities issued under the Agreement shall in no event exceed the Maximum Issuance Amount.

For purposes of clarification, on the date immediately preceding the Closing Date, the Company had 24,688,155 shares of Common Stock issued and outstanding.  The Maximum Issuance Amount is therefore 4,912,942 shares.  In connection with the Offering, the Company issued 2,608,336 shares of Common Stock and Warrants to purchase an additional  521,664 shares.  Therefore, the Company shall not issue securities in excess of 1,782,942 shares of Common Stock pursuant to Section 6 of the Agreement.

The remainder of the Original Agreement is in full force and effect and is incorporated by reference to this Amendment and the Original Agreement, together with this Amendment shall be deemed one agreement by and among the parties, effective as of the date of the Original Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, when taken together, constitute one document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the 10th day of January, 2011.

COMPANY:

SHINER INTERNATIONAL, INC.

By: ______________________________
Qingtao Xing
Chief Executive Officer

INVESTORS:

[Name]

__________________________